UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                         OTHER EVENTS

On October 30, 2012, Silicon Image, Inc. (the “Registrant”) issued its earnings release for the three and nine months ended September 30, 2012.  On November 9, 2012 the Registrant filed its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012 (the "Form 10-Q"). The condensed consolidated financial statements included in the Form 10-Q differed from the financial results reported in the October 30, 2012 earnings release in that the financial statements in the Form 10-Q included an impairment charge of $7.5 million representing the write off of the carrying value of the Registrant's investments in an unconsolidated affiliate. This charge was recorded as a result of recent decisions made by the Registrant that adversely impacted its estimate as of September 30, 2012 of the value of its investments in the unconsolidated affiliate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2012

SILICON IMAGE, INC.

By:	/s/ Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer